                                                                     Exhibit 3.1

           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            SEAGATE SOFTWARE, INC.

     Alan F. Shugart and Donald L. Waite certify that:

     1. They are the President and Secretary, respectively, of Seagate Software, Inc., a Delaware corporation (the "Corporation").

     2. The Certificate of Incorporation of the Corporation, under the name of ConnerSoft, Inc., was filed on November 10, 1993. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation filed April 4, 1996. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                  ARTICLE I.

     The name of the Corporation (the "Corporation") is Seagate Software, Inc.

                                  ARTICLE II.

     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE III.

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, promote any lawful purpose, and engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock". The number of shares of Common Stock authorized to be issued is Ninety-Five Million Six Hundred Thousand (95,600,000), par value $.001 per share, and the number of shares of Preferred Stock authorized to be issued is Seventy-Three Million (73,000,000), par value $0.001. Of the Preferred Stock, 54,633,333 shall be designated Series A Preferred Stock.

     The undesignated 18,366,667 shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the number of shares of any such series. The Board of Directors is also authorized to determine or alter the powers, designations, preferences, rights and restrictions to be imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (a) the number of shares constituting that series and the distinctive designation of that series; (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate or conversion price in such events as the Board of Directors shall determine; (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and (h) any other relative rights, preferences and limitations of that series.

     The relative designations, rights, preferences and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

     1.   Dividends
          ---------

          (a)  Non-Cumulative Dividends.  Subject to the provisions set forth
               ------------------------
below, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors (the "Board") out of funds legally available for the purpose, an annual cash dividend in the amount of $0.45 per share (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively, a "Recapitalization") with respect to the Series A Preferred Stock), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of the Corporation. Such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any year.

          (b)  Cumulative Dividend. On the date that is the end of the first
               -------------------
fiscal year in which the Corporation recognizes net income after taxes, as determined in accordance with Generally Accepted Accounting Principles ("GAAP") and as set forth in the Corporation's audited year-end financial statements (the "Cumulate Dividend Date"), the holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the purpose, an annual cash dividend in the amount of $0.45 per share (as adjusted to reflect any Recapitalization) prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of the Corporation (the "Cumulative Dividend"). The Cumulative Dividend shall accrue from the Cumulative Dividend Date and shall be payable only when, as and if determined by the Board, provided, that if the Cumulative Dividend shall not
                         --------
have been paid and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution (other than dividends payable solely in Common Stock) shall be paid or declared and set apart for the Common Stock of the Corporation.

          (c) Notwithstanding the provisions of Section 2(a) or Section 2(b), the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Preferred Stock shall have been declared and paid or funds set aside therefor.

          (d) Notwithstanding the provisions of Section 2 set forth above, in the event any dividend shall be paid to the holders of Common Stock such dividend shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon the conversion of the Series A Preferred Stock held by them.

          2.   Liquidation Rights.  In the event of any liquidation, dissolution
               ------------------
or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), a distribution shall be made to the holders of Series A Preferred Stock in respect of such Series A Preferred Stock before any amount shall be paid to the holders of Common Stock in respect of such Common Stock, in the following manner:

               (a) Series A Preferred Stock. The holders of the Series A
                   ------------------------
Preferred Stock shall be entitled to receive prior and in preference to any distribution of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof as a result of a Liquidation Event, an amount per share equal to (i) $7.50, as adjusted to reflect any Recapitalization of the Series A Preferred Stock, plus (ii) all accrued or declared but unpaid dividends, if any. If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of their full liquidation preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed ratably among the holders of the Series A Preferred Stock.

               (b) Series A Preferred Stock and Common Stock. After payment has
                   -----------------------------------------
been made to the holders of the Series A Preferred Stock of the full amounts to which they shall be entitled as set forth in Section 3(a) above, then the entire remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon the conversion of the Series A Preferred Stock held by them.

               (c) Events Deemed a Liquidation. A consolidation or merger of the
                   ---------------------------
Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of this Corporation, or any other reorganization of this Corporation shall be deemed a Liquidation Event of the Corporation for purposes of this Section 3; provided that the merger or consolidation of the Corporation with or into a wholly-owned subsidiary of the Corporation or into another corporation or person or entity in which the holders of the capital stock of the Corporation hold at least 50% of the voting securities of the surviving entity shall not be deemed to be a Liquidation Event of the Corporation.

               (d) Valuation of Property. In the event the Corporation proposes
                   ---------------------
to distribute assets other than cash in connection with any Liquidation Event of the Corporation, the value of the assets to be distributed upon the occurrence of a Liquidation Event shall be determined in good faith by the Board of Directors of the Corporation.

          3.   Voting Rights.
               -------------

               (a) Subject to the provision for adjustment hereinafter set forth, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited.

Holders of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded down to the nearest whole number.

               (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, and except as required by law, holders of Series A Preferred Stock shall have no special voting rights.

          4.   Conversion.  The holders of the Series A Preferred Stock have
               ----------
conversion rights as follows:

               (a) Right to Convert. Each share of Series A Preferred Stock
                   ----------------
shall initially be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.50 by the Conversion Price, determined as provided below, at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the shares of Series A Preferred Stock without the payment of any additional consideration by the holders thereof, shall initially be $7.50 per share of Common Stock (the "Conversion Price"). Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as provided below. Upon conversion, the holder's right to any accrued or declared but unpaid dividends on such shares to be converted shall be forfeited and the holder shall no longer be entitled to any such dividends.

               (b) Automatic Conversion.  Each share of Series A Preferred Stock
                   --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public. Upon conversion, the holder's right to any accrued or declared but unpaid dividends on such shares to be converted shall be forfeited and the holder shall no longer be entitled to any such dividends.

               (c) Mechanics of Conversion. No fractional shares of Common Stock
                   -----------------------
shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation at its election shall either (i) pay cash equal to such fraction multiplied by the then effective Conversion Price, or (ii) issue one whole share of Common Stock for each fractional share to which the holder would otherwise be entitled.

     Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to
Section 4(b) hereof, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)   Adjustments to Conversion Price for Diluting Issues.
                     ---------------------------------------------------

                     (i)    Special Definitions.  For purposes of this Section
                            -------------------
4(d), the following definitions shall apply:

                            (1) "Option" shall mean rights, options or warrants
                                 ------
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                            (2) "Original Issue Date" shall mean April 4, 1996.
                                 -------------------

                            (3) "Convertible Securities" shall mean any
                                 ----------------------
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                            (4) "Additional Shares of Common Stock" shall mean
                                 ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                (A) upon conversion of shares of Series A
Preferred Stock;

                                (B) as a dividend or distribution on Series A
Preferred Stock or any event for which adjustment is made pursuant to Section 4(d)(vi) hereof;

                                (C) pursuant to equipment lease financing
transactions approved by the Board of Directors;

                                (D) to directors and employees of, and
consultants to, the Corporation in a manner determined by the Board of Directors including, without limitation, any options or Common Stock issuable pursuant to the 1996 Stock Option Plan, as such plan may be amended from time to time by the Board of Directors of the Corporation; or

                                (E) by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause(s) (A), (B), (C), (D) or this clause (E).

                     (ii)   No Adjustment of Conversion Price.  No adjustment in
                            ---------------------------------
the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of such Series A Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share (determined pursuant to Section 4(d)(v) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of such Series A Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                     (iii)  Deemed Issuances of Additional Shares of Common
                            -----------------------------------------------
Stock.
-----

                            (1) Options and Convertible Securities. Except as
                                ----------------------------------
otherwise provided in Section 4(d)(ii), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                (A) no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                (C) upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                    (x) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (y) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v), upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                (D) no readjustment pursuant to clauses (B) or
(C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                (E) in the case of any Options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                            (2) Stock Dividends, Stock Distributions and
                                ----------------------------------------
Subdivisions. In the event the Corporation at any time or from time to time
------------
after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in

Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                (A) in the case of any such dividend or
distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                (B) in the case of any such subdivision, at the
close of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the time of actual payment of such dividend.

                     (iv)   Adjustment of Conversion Price Upon Issuance of
                            -----------------------------------------------
Additional Shares of Common Stock.  In the event the Corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)(1), but excluding Additional Shares of Common Stock issued pursuant to Section 4(d)(iii)(2), which event is dealt with in Section 4(d)(vi) hereof), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction
(x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at that Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued, provided that for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(iii) above, such Additional Shares of Common Stock shall be deemed to be outstanding, and provided further that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                     (v)    Determination of Consideration. For purposes of this
                            ------------------------------
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                            (1) Cash and Property.  Such consideration shall:
                                -----------------

                                (A) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

                                (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                            (2) Options and Convertible Securities. The
                                ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (B) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Section 4(d)(iii) above.

                     (vi)   Subdivisions, Combinations, or Consolidations of
                            ------------------------------------------------
Common Stock. In the event the outstanding shares of Common Stock shall be
------------
subdivided, combined or consolidated, by stock split, stock dividend, reverse stock split, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price then in effect shall concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                     (vii)  Distributions Other Than Cash Dividends Out of
                            ----------------------------------------------
Retained Earnings. In case the Corporation shall declare a cash dividend upon
-----------------
its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends out of retained earnings) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred Stock shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

                     (viii) Adjustments for Reclassification, Exchange and
                            ----------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series A
------------
Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                     (ix)   Reorganization, Mergers, Consolidations, or Sales of
                            ----------------------------------------------------
Assets. Subject to Section 2 hereof, if at any time or from time to time there
------
shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock held by them, the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (e)   Status of Converted Stock.  In case any shares of Series A
                     -------------------------
Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

               (f)   Reservation of Stock Issuable Upon Conversion. The
                     ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (g)   No Impairment. The Corporation will not, by amendment of
                     -------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

               (h)   Certificate as to Adjustments.  Upon the occurrence of each
                     -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

               (i)   Notices of Record Date.  In the event of any taking by the
                     ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          5.   Covenants.  In addition to any other rights provided by law, so
               ---------
long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock:

               (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase or decrease the number of shares of Series A Preferred Stock authorized hereby;

               (b) authorize or reclassify any Common Stock or other stock of the Corporation into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

               (c) pay or declare any dividend on any Common Stock (except dividends payable solely in shares of Common Stock) while the Series A Preferred Stock remains outstanding;

               (d) repurchase, acquire or retire any shares of Common Stock other than pursuant to the terms of any stock repurchase agreement between the Corporation and any stockholder in connection with the employment of, or the rendering of consulting services by, such stockholder;

               (e) enter into any agreement for, or engage in, any merger or consolidation of the Corporation with or into any other corporation (other than a merger or consolidation where the stockholders of the Corporation immediately prior to such merger of consolidation hold one hundred percent (100%) of the outstanding capital stock of the Corporation immediately following such merger or consolidation);

               (f) enter into any agreement for, or engage in, any sale, lease, exchange or distribution (in one transaction or a series of transactions) of all or substantially all of the property and assets of the Corporation; or

               (g) authorize or adopt any plan or proposal for the liquidation, dissolution or winding up of the Corporation.

                                   ARTICLE V

     To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     Neither any amendment nor repeal of this Article V, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this
Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VI

     This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VII

     In furthermore and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

     The number of directors which constitute the entire Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration for the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.

                                   ARTICLE IX

     This Corporation is to have perpetual existence.

     3. The total number of outstanding shares of the Corporation is 62,500 shares of Common Stock and 34,500,000 shares of Series A Preferred Stock. The foregoing amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation has been duly approved in an action by written consent by the sole stockholder of the Corporation's 62,500 shares of Common Stock and 34,500,000 shares of Series A Preferred Stock in accordance with Sections 228 and 242 of the General Corporation Law of Delaware.

     4. The foregoing amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation has been adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, said Seagate Software, Inc. has duly caused this Certificate to be signed by its President, and attested to by its Secretary, this 21st day of June, 1996.

                                    SEAGATE SOFTWARE, INC.
                                    a Delaware Corporation


                                    By: /s/ Alan F. Shugart
                                       ------------------------------------
                                           Alan F. Shugart, President



                                    ATTEST:


                                    By: /s/ Donald L. Waite
                                       ------------------------------------
                                           Donald L. Waite, Secretary



         [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CERTIFICATE OF
                   INCORPORATION OF SEAGATE SOFTWARE, INC.]

                   CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES AND RIGHTS OF THE
                         SPECIAL VOTING PREFERRED STOCK
                               ($.001 PAR VALUE)

                                       OF

                             SEAGATE SOFTWARE, INC.

                               ----------------

           PURSUANT TO SECTION 151(G) OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                               ----------------

     THE UNDERSIGNED, being, respectively, the President and the Secretary of Seagate Software, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware the following resolutions were duly adopted by the Board of Directors of the Corporation and pursuant to authority conferred upon the Board of Directors by the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation, by unanimous written consent, effective for all purposes as of December__, 1996, adopted resolutions provided for the issuance of a series of its preferred stock and fixing the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These resolutions are as follows:

     "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $.001 per share, which shall consist of one of the undesignated 18,366,667 shares of preferred stock that the Corporation now has authority to issue, be and the same hereby is authorized, and the Board hereby fixes the powers, designations, preferences and restrictions thereof, of the share of such series (in addition to the powers, designations, preferences and restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:

     1.   Authorized Number and Designation.  One share of the preferred stock,
          ---------------------------------
$.001 par value per share, of the Corporation is hereby constituted as a series of the preferred stock designated Special Voting Preferred Stock, $.001 par value (the "Special Voting Preferred Stock").

     2.   Dividends.  The holder of the Special Voting Preferred Stock shall not
          ---------
be entitled to receive any dividends declared and paid by the Corporation.

     3.   Liquidation Rights.  In the event of any Liquidation Event, as defined
          ------------------
in the Certificate of Incorporation, and subject to any prior rights of holders of shares of preferred stock ranking senior to the Special Voting Preferred Stock, a distribution shall be made to the holder of the share of Special Voting Preferred Stock in respect of such Special Voting Preferred Stock in an amount equal to $1.00, together with payment to any class of stock ranking equally with the Special Voting Preferred Stock, and before payment shall be made to holders of any stock ranking on liquidation junior to the Special Voting Preferred Stock. The ranking of the Special Voting Preferred Stock shall be as set forth in Section 6 below.

     4.   Voting Rights.
          -------------

          (a) Except as otherwise required by law and notwithstanding Section 3(a) of Article V of the Certificate of Incorporation, so long as Seagate Technology International Holdings, a Cayman Island corporation ("Seagate Cayman Holdings"), is the holder of record of the share of Special Voting Preferred Stock, then Seagate Cayman Holdings shall have a number of votes equal to the number of votes that Seagate Cayman Holdings, as holder of outstanding Class B Exchangeable Shares (the "Exchangeable Shares") of Seagate Software Information Management Group, Inc. ("Seagate Canada"), from time to time would be entitled to if all such Exchangeable Shares were exchanged by Seagate Cayman Holdings, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited, for shares of the Series A Preferred Stock (as hereinafter defined) pursuant to the terms of the Exchangeable Shares, in each case for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. "Series A Preferred Stock" means the Series A Preferred Stock of the Corporation, as constituted from time to time as set forth in the Certificate of Incorporation, and as the same may be affected by any subdivision, consolidation, reclassification or other change or by any reorganization, amalgamation, merger, sale of assets or by any distribution in respect of Series A Preferred Stock, including any automatic or voluntary conversion of the same into Common Stock or other capital stock of the Corporation.

          (b) Except as otherwise provided by law or in the Certificate of Incorporation, Seagate Cayman Holdings, as holder of the Special Voting Preferred Stock, and the holders of the shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     5.   Conversion.  The holder of the Special Voting Preferred Stock shall
          ----------
have no conversion rights.

     6.   Ranking.  The Special Voting Preferred Stock shall rank pari passu
          -------
with the Series A Preferred Stock of the Corporation in all respects.

     7.   Other Provisions.
          ----------------

          (a) Pursuant to the terms of that certain Exchange Agreement by and among the Corporation and Seagate Canada, one share of Special Voting Preferred Stock is being issued to Seagate

Cayman Holdings, which share of Special Voting Preferred Stock is subject to the terms of the Voting Agreement among the Corporation, Seagate Canada and Seagate Cayman Holdings. Seagate Cayman Holdings, as the holder of the share of Special Voting Preferred Stock, is entitled to exercise the voting rights attendant thereto in such manner as Seagate Cayman Holdings desires.

          (b) At such time as the Special Voting Preferred Stock has no votes attached to it because there are no Exchangeable Shares of Seagate Canada outstanding which are owned of record by Seagate Cayman Holdings, the share of Special Voting Preferred Stock shall automatically be deemed canceled."

     IN WITNESS WHEREOF, Seagate Software, Inc. has duly caused this Certificate to be executed by its President and attested to by its Secretary, this 20th day of December 1996.


                                    SEAGATE SOFTWARE, INC.


                                    By: /s/ Alan F. Shugart
                                        ----------------------------
                                        Alan F. Shugart, President


                                    Attest:


                                    By: /s/ Donald L. Waite
                                        ----------------------------
                                        Donald L. Waite, Secretary